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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data" and to the use of our report dated April 24, 1998 with respect to the financial statements of OCOM Corporation Telecoms Division appearing in this Information Statement.


                                                              ERNST & YOUNG, LLP



Columbus, Ohio
June 10, 1998